Exhibit 99.1

Pier 1 Imports, Inc. Reports Third Quarter Fiscal 2019 Financial Results

Completes New $50 Million FILO Tranche Within its
Secured Revolving Credit Facility

FORT WORTH, TEXAS, December 19, 2018 – Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the third quarter ended December 1, 2018.

Third Quarter Fiscal 2019 Summary

●
Company comparable sales decreased 10.5% compared to the third quarter of fiscal 2018; the Company estimates that the shift of certain holiday selling days, which were not included in last year’s fiscal third quarter, benefited third quarter fiscal 2019 company comparable sales by approximately 600 basis points. The impact of this timing shift is expected to reverse in the fourth quarter of fiscal 2019.

●	Net sales decreased 11.9% to $413.2 million compared to the third quarter of fiscal 2018;

●
Net loss of $50.4 million, or ($0.62) per share, including the negative impact of $20.8 million, or ($0.26) per share, related to a non-cash charge to establish a valuation allowance against certain deferred tax assets;

●	Inventory down 7.3% from the third quarter of fiscal 2018; and

●
Cash and cash equivalents of $71 million at quarter end. Proactively expanded its secured revolving credit facility to include a new $50 million FILO tranche, and had no short-term borrowings during the quarter.

The Company is taking proactive steps to improve profitability and cash flow. Subsequent to quarter-end, Pier 1 successfully amended its secured revolving credit facility to include a new $50 million first-in, last-out (FILO) tranche with Bank of America and Pathlight Capital. Additionally, the Company has reduced its planned capital expenditures for fiscal 2019 from $60 million to $40 million, and is implementing a more rigorous cost reduction program that is expected to generate annualized expense savings beginning in fiscal 2020.

Pier 1 separately announced today that it has appointed Cheryl A. Bachelder, a member of the Company’s Board of Directors, as Interim Chief Executive Officer, effective immediately. Additionally, Pier 1 announced a number of actions to enhance shareholder value and position the Company for long-term growth and profitability.

Third Quarter Fiscal 2019 Results of Operations

Net sales for the third quarter of fiscal 2019 decreased 11.9% to $413.2 million, compared to $469.2 million for the third quarter of fiscal 2018. Company comparable sales decreased 10.5% as compared to the prior year period. The Company estimates that the shift of certain holiday selling days, which were not included in last year’s fiscal third quarter, benefited third quarter fiscal 2019 company comparable sales by approximately 600 basis points. The Company operated 987 stores at the end of the third quarter of fiscal 2019, a decrease of 24 from the third quarter of fiscal 2018.

Gross profit for the third quarter of fiscal 2019 totaled $130.5 million, or 31.6% of net sales, compared to $176.7 million, or 37.7% of net sales, for the third quarter of fiscal 2018.

Selling, general and administrative (“SG&A”) expenses for the third quarter of fiscal 2019 were $147.0 million, or 35.6% of net sales, compared to $150.4 million, or 32.1% of net sales, for the third quarter of fiscal 2018. The following table details the breakdown of SG&A expenses for the third quarter of fiscal 2019 as compared to last year (in millions).

	13 Weeks Ended
	December 1, 2018		November 25, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$61.0	14.8%	$59.6	12.7%
Operational expenses	19.8	4.8%	23.1	4.9%
Marketing	35.4	8.6%	34.0	7.2%
Other selling, general and administrative	30.8	7.5%	33.7	7.2%
Total selling, general and administrative	$147.0	35.6%	$150.4	32.1%

Operating loss for the third quarter of fiscal 2019 was $28.9 million compared to operating income of $13.4 million for the prior year period. Net loss for the third quarter of fiscal 2019 totaled $50.4 million, or ($0.62) per share, including a non-cash charge of $20.8 million, or ($0.26) per share, related to the establishment of a valuation allowance against certain deferred tax assets. This compares to net income of $7.4 million, or $0.09 per share, a year ago. EBITDA in the third quarter of fiscal 2019 was ($16.9) million compared to EBITDA of $26.7 million in the third quarter of fiscal 2018. A reconciliation of this non-GAAP measure to GAAP is provided below.

During the third quarter, the Company reassessed its deferred tax valuation allowance based on prevailing accounting guidance related to historical and anticipated cumulative losses. As a result, the Company recorded a non-cash charge of $20.8 million to establish a valuation allowance against a portion of its deferred tax assets. Of this non-cash charge, $19.0 million is attributable to deferred tax assets recognized during the first half of fiscal 2019. This non-cash charge does not limit the Company’s ability to utilize the underlying deferred tax assets against future profits.

Year-to-Date Results of Operations

Net sales for the 39 weeks ended December 1, 2018, were $1.1 billion, a decrease of 11.3% from the same period in fiscal 2018. Company comparable sales for the year-to-date period decreased 10.1% from the prior year.

Gross profit for the year-to-date period of fiscal 2019 totaled $344.1 million, or 30.2% of net sales, compared to $468.4 million, or 36.4% of net sales, for the same period a year ago.

SG&A expenses for the 39 weeks ended December 1, 2018 were $428.7 million, or 37.6% of net sales, compared to $428.7 million, or 33.3% of net sales, in the fiscal 2018 period. The following table details the breakdown of SG&A expenses for the 39-week period of fiscal 2019 as compared to last year (in millions).

	39 Weeks Ended
	December 1, 2018		November 25, 2017
	Expense	% Sales	Expense	% Sales

Compensation for operations	$176.6	15.5%	$174.1	13.5%
Operational expenses	60.2	5.3%	64.4	5.0%
Marketing	95.5	8.4%	82.6	6.4%
Other selling, general and administrative	96.4	8.5%	107.6	8.4%
Total selling, general and administrative[1]	$428.7	37.6%	$428.7	33.3%

(1) The period ended November 25, 2017 includes legal and regulatory costs and investments in brand consulting totaling approximately $11 million incurred in the second and third quarters of fiscal 2018.

For the 39-week period ended December 1, 2018, operating loss was $122.8 million compared to operating loss of $0.2 million in the same period a year ago. Net loss for the 39 weeks ended December 1, 2018 totaled $130.0 million, or ($1.62) per share. This compares to net loss of $3.4 million, or ($0.04) per share, and adjusted net income (non-GAAP) of $0.3 million, or $0.01 per share for the 39-week period ended November 25, 2017. Adjusted net income in the year-to-date period of fiscal 2018 excludes $6.6 million ($3.7 million, or $0.05 per share, net of tax) of expense for legal and regulatory costs related to a California wage-and-hour matter and an ongoing Consumer Product Safety Commission (“CPSC”) inquiry. EBITDA for the 39-week period ended December 1, 2018 was ($84.8) million compared to EBITDA of $41.2 million, and after excluding the legal and regulatory costs referred to above, adjusted EBITDA of $47.8 million, in the 39-week period of fiscal 2018. A reconciliation of these non-GAAP measures to GAAP is provided below.

Balance Sheet Highlights & Financing Transaction

As of December 1, 2018, inventories totaled $388.3 million compared to $418.9 million a year ago. At the close of the third quarter, the Company had $71.1 million of cash and cash equivalents, $191.5 million outstanding under its senior secured term loan and no short-term borrowings under its secured revolving credit facility. The Company’s new $50 million FILO tranche, which was completed and funded on December 14, 2018, expands Pier 1’s secured revolving credit facility maturing on June 2, 2022, from $350 million to $400 million and modifies the borrowing base.

Third Quarter Fiscal 2019 Financial Results Conference Call

The Company will hold a conference call to discuss third quarter fiscal 2019 financial results, the appointment of Cheryl Bachelder as Interim Chief Executive Officer and the initiatives announced today  at 4:00 p.m. Central Time/5:00 p.m. Eastern Time on Wednesday, December 19, 2018. A live audio webcast will be accessible at the Company’s website at https://investors.pier1.com. The call can also be accessed domestically at (866) 378-2926 and internationally at (409) 350-3152, conference ID 4783849.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including EBITDA, adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share.

The Company believes that the non-GAAP financial measures used in this press release allow management and investors to understand and compare results in a more consistent manner for the periods presented.  Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes EBITDA is a meaningful indicator of the Company’s performance, which provides useful information to investors regarding its financial condition and results of operations. Management uses EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. EBITDA should not be considered in isolation or used as an alternative to GAAP financial measures and does not purport to be an alternative to net income (loss) as a measure of operating performance. A reconciliation of EBITDA to net income (loss) is shown below for the periods indicated (in millions).

		13 Weeks Ended				39 Weeks Ended
		December 1, 2018		November 25, 2017		December 1, 2018		November 25, 2017
		$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales	$ Amount	% of Sales
EBITDA (non-GAAP)		$(16.9)	(4.1)%	$26.7	5.7%	$(84.8)	(7.4)%	$41.2	3.2%
Less:	Income tax provision (benefit)	17.9	4.3%	3.7	0.8%	(2.3)	(0.2)%	(4.2)	(0.3)%
	Interest expense, net	3.3	0.8%	2.8	0.6%	9.5	0.8%	8.9	0.7%
	Depreciation	12.4	3.0%	12.8	2.7%	38.1	3.4%	40.0	3.1%
Net income (loss) (GAAP)		$(50.4)	(12.2)%	$7.4	1.6%	$(130.0)	(11.4)%	$(3.4)	(0.3)%

This press release also references adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share, each of which excludes legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry incurred during fiscal 2018. Management believes these non-GAAP financial measures are useful in comparing the Company’s year-over-year operating performance and should be considered supplemental and not a substitute for the Company’s net income (loss) or earnings (loss) per share reported in accordance with GAAP for the periods presented. A reconciliation of EBITDA, net income (loss) and earnings (loss) per share to adjusted EBITDA, adjusted net income (loss) and adjusted earnings (loss) per share, respectively, is shown below for the periods indicated (in millions).

	13 Weeks Ended		39 Weeks Ended
	December 1, 2018	November 25, 2017	December 1, 2018	November 25, 2017

EBITDA (Non-GAAP)	$(16.9)	$26.7	$(84.8)	$41.2
Add back: Legal and regulatory matters	—	-	—	6.6
Adjusted EBITDA (Non-GAAP)	$(16.9)	$26.7	$(84.8)	$47.8

Net income (loss) (GAAP)	$(50.4)	$7.4	$(130.0)	$(3.4)
Add back: Legal and regulatory matters, net of tax (1)	—	0.1	—	3.7
Adjusted net income (loss) (Non-GAAP)	$(50.4)	$7.5	$(130.0)	$0.3

Earnings (loss) per share (GAAP)	$(0.62)	$0.09	$(1.62)	$(0.04)
Add back: Legal and regulatory matters, net of tax (1)	—	-	—	0.05
Adjusted earnings (loss) per share (Non-GAAP)	$(0.62)	$0.09	$(1.62)	$0.01

(1) For the 39 weeks ended November 25, 2017, legal and regulatory costs relating to a California wage-and-hour matter and an ongoing CPSC inquiry totaled $6.6 million, or $3.7 million after adjusting for the tax impact.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to:  the impact of initiatives implemented in connection with the Company’s multi-year “New Day” strategic plan, particularly with respect to changes in that plan and initiatives intended to return the Company to profitable growth; the impact of initiatives connected with the designation of Ms. Bachelder as interim chief executive officer; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company's ability to increase cash flows to support its operating activities; the effectiveness of the Company's relationships with, and operations of, its key suppliers; the Company’s ability to implement planned cost control measures and reductions in capital expenditures; risks related to U.S. import policy, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; and changes in foreign currency values relative to the U.S. dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

Pier 1 Imports is proud to offer one-of-a-kind-gotta-have-it-seriously-love-it products that help our customers tell their stories through home décor. Over the past 50 years we’ve grown from a single store to an omni-channel retailer reaching the whole of North America. Our customers shop us online and in store, and interact with us on social media. From the launch of our Pier 1 PICKS to our world renowned Papasan, we bring uniqueness and fun to the world of home décor. We are the perfect place for all your versions of “This is me.” To get inspired or simply get to know us a little better, visit pier1.com.

Investor Relations Contact:

Christine Greany
The Blueshirt Group
(858) 523-1732
christine@blueshirtgroup.com

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	13 Weeks Ended
	December 1,	% of	November 25,	% of
	2018	Sales	2017	Sales

Net sales	$413,232	100.0%	$469,161	100.0%

Cost of sales	282,740	68.4%	292,485	62.3%

Gross profit	130,492	31.6%	176,676	37.7%

Selling, general and administrative expenses	147,012	35.6%	150,395	32.1%
Depreciation	12,423	3.0%	12,833	2.7%

Operating income (loss)	(28,943)	(7.0%)	13,448	2.9%

Nonoperating (income) and expenses:
Interest, investment income and other	96		(597)
Interest expense	3,526		2,960
	3,622	0.9%	2,363	0.5%

Income (loss) before income taxes	(32,565)	(7.9%)	11,085	2.4%
Income tax provision	17,876	4.3%	3,704	0.8%

Net income (loss)	$(50,441)	(12.2%)	$7,381	1.6%

Earnings (loss) per share:
Basic	$(0.62)		$0.09

Diluted	$(0.62)		$0.09

Dividends declared per share:	$-		$0.07

Average shares outstanding during period:
Basic	80,784		79,658

Diluted	80,784		79,658

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	39 Weeks Ended
	December 1,	% of	November 25,	% of
	2018	Sales	2017	Sales

Net sales	$1,140,432	100.0%	$1,286,293	100.0%

Cost of sales	796,295	69.8%	817,856	63.6%

Gross profit	344,137	30.2%	468,437	36.4%

Selling, general and administrative expenses	428,741	37.6%	428,677	33.3%
Depreciation	38,146	3.4%	39,973	3.1%

Operating loss	(122,750)	(10.8%)	(213)	0.0%

Nonoperating (income) and expenses:
Interest, investment income and other	(1,067)		(1,575)
Interest expense	10,670		8,991
	9,603	0.8%	7,416	0.6%

Loss before income taxes	(132,353)	(11.6%)	(7,629)	(0.6%)
Income tax benefit	(2,321)	(0.2%)	(4,201)	(0.3%)

Net loss	$(130,032)	(11.4%)	$(3,428)	(0.3%)

Loss per share:
Basic	$(1.62)		$(0.04)

Diluted	$(1.62)		$(0.04)

Dividends declared per share:	$-		$0.21

Average shares outstanding during period:
Basic	80,508		80,363

Diluted	80,508		80,363

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	December 1,	March 3,	November 25,
	2018	2018	2017
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $63,330, $115,456 and $67,719, respectively	$71,109	$135,379	$80,234
Accounts receivable, net	36,283	22,149	43,062
Inventories	388,275	347,440	418,868
Prepaid expenses and other current assets	56,656	48,794	43,960
Total current assets	552,323	553,762	586,124

Properties and equipment, net of accumulated depreciation
of $551,065, $554,477 and $547,520, respectively	159,705	178,767	178,481
Other noncurrent assets	33,264	39,790	39,006
	$745,292	$772,319	$803,611

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$172,744	$71,279	$94,279
Gift cards and other deferred revenue	44,028	55,281	57,280
Accrued income taxes payable	-	2,301	-
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	118,236	106,268	120,274
Total current liabilities	337,008	237,129	273,833

Long-term debt	197,011	197,906	198,188
Other noncurrent liabilities	54,087	59,714	64,058

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	148,925	168,424	162,677
Retained earnings	603,220	726,232	716,719
Cumulative other comprehensive loss	(8,219)	(7,477)	(6,599)
Less -- 40,378,000, 41,974,000 and 41,710,000
common shares in treasury, at cost, respectively	(586,865)	(609,734)	(605,390)
Total shareholders' equity	157,186	277,570	267,532
	$745,292	$772,319	$803,611

Pier 1 Imports, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	39 Weeks Ended
	December 1,	November 25,
	2018	2017

Cash flows from operating activities:
Net loss	$(130,032)	$(3,428)
Adjustments to reconcile to net cash used in
operating activities:
Depreciation	44,121	45,934
Stock-based compensation expense	2,266	3,087
Deferred compensation, net	2,065	1,940
Deferred income taxes	(1,361)	5,663
Other	1,486	2,168
Changes in cash from:
Inventories	(41,257)	(17,892)
Prepaid expenses and other assets	(18,210)	(33,366)
Accounts payable and other liabilities	104,888	14,914
Accrued income taxes payable, net of payments	(2,313)	(26,058)
Net cash used in operating activities	(38,347)	(7,038)

Cash flows from investing activities:
Capital expenditures	(31,466)	(41,057)
Proceeds from disposition of properties	1,732	71
Proceeds from sale of restricted investments	11,236	27,428
Purchase of restricted investments	(6,605)	(25,742)
Net cash used in investing activities	(25,103)	(39,300)

Cash flows from financing activities:
Cash dividends	-	(16,753)
Purchases of treasury stock	-	(10,000)
Stock purchase plan and other, net	1,104	1,626
Repayments of long-term debt	(1,500)	(1,500)
Debt issuance costs	-	(1,261)
Borrowings under revolving line of credit	-	8,000
Repayments of borrowings under revolving line of credit	-	(8,000)
Net cash used in financing activities	(396)	(27,888)

Effect of exchange rate changes on cash	(424)	-

Change in cash and cash equivalents	(64,270)	(74,226)

Cash and cash equivalents at beginning of period	135,379	154,460

Cash and cash equivalents at end of period	$71,109	$80,234